Exhibit 99.1

Helen of Troy Limited Reports Second Quarter Fiscal 2023 Results

Consolidated Net Sales Growth of 9.7%
Core Net Sales Growth of 11.1% From Fiscal 2022; Growth of 34.0% From Fiscal 2020
GAAP Diluted EPS of $1.28; Core Adjusted Diluted EPS of $2.27
Core Adjusted Diluted EPS Decline of 14.3% From Fiscal 2022; Growth of 10.7% From Fiscal 2020

Updates Fiscal 2023 Net Sales and Diluted EPS Outlook:
Consolidated Net Sales to $2.00-$2.05 Billion
Consolidated Diluted EPS to $4.26-$4.93; Consolidated Adjusted Diluted EPS to $9.00-$9.40

Announces Project Pegasus Restructuring Plan Targeting Annualized Savings of $75-$85 Million

El Paso, Texas, October 5, 2022 — Helen of Troy Limited (NASDAQ: HELE), designer, developer and worldwide marketer of consumer brand-name home, outdoor, health, wellness, and beauty products, today reported results for the three-month period ended August 31, 2022.

Executive Summary – Second Quarter of Fiscal 2023 Compared to Fiscal 2022, Fiscal 2021 and Fiscal 2020

•Consolidated net sales revenue was $521.4 million, an increase of 9.7% from fiscal 2022, a decrease of 1.8% from fiscal 2021, and an increase of 25.9% from fiscal 2020

•Core business net sales increase of 11.1% from fiscal 2022, an increase of 2.3% from fiscal 2021, and an increase of 34.0% from fiscal 2020

•GAAP diluted EPS of $1.28, compared to $2.11 for the same period last year, $3.43 for fiscal 2021, and $1.83 for fiscal 2020

•Non-GAAP Core adjusted diluted EPS of $2.27, a decrease of 14.3% from fiscal 2022, a decrease of 36.2% from fiscal 2021, and an increase of 10.7% from fiscal 2020

•Non-GAAP adjusted diluted EPS of $2.27, a decrease of 14.3% from fiscal 2022, a decrease of 39.8% from fiscal 2021, and an increase of 1.3% from fiscal 2020

Julien R. Mininberg, Chief Executive Officer, stated: “Although we reported results in-line with our expectations for the quarter, we see consumers increasingly adjusting their spending patterns in response to rising inflation and the impact of higher interest rates, particularly in our premium segments in some categories. Additionally, retailers continue to adjust their inventories to better align with their updated sales forecasts. We expect the current external operating environment to remain highly challenging, causing us to lower our fiscal year 2023 outlook. Our entire organization is hard at work on optimizing results in this environment while executing the most important strategic projects.”

Mr. Mininberg continued: “During the quarter, we also focused on developing the set of global efficiency initiatives we first announced in July, which will now be collectively referred to as Project Pegasus. Noel Geoffroy, our COO, is leading this strategic initiative with the support of a premium global consulting firm, as well as a dedicated internal core team. Under Pegasus, we expect to further leverage the foundation we have built through the first two phases of our transformation by implementing a set of initiatives intended to improve operating margins, cash flow, and operating and organizational efficiency, as well as provide a platform for future growth investments. We believe these initiatives will improve profitability and provide significant fuel to reinvest in the flywheel.”

	Three Months Ended August 31,
(in thousands) (unaudited)	Home & Outdoor	Health & Wellness	Beauty	Total
Fiscal 2022 sales revenue, net	$215,218	$141,479	$118,531	$475,228
Organic business (1)	(19,320)	39,486	(27,393)	(7,227)
Impact of foreign currency	(2,735)	(459)	(1,010)	(4,204)
Acquisition (2)	47,396	—	10,207	57,603
Change in sales revenue, net	25,341	39,027	(18,196)	46,172
Fiscal 2023 sales revenue, net	$240,559	$180,506	$100,335	$521,400

Total net sales revenue growth (decline)	11.8%	27.6%	(15.4)%	9.7%
Organic business	(9.0)%	27.9%	(23.1)%	(1.5)%
Impact of foreign currency	(1.3)%	(0.3)%	(0.9)%	(0.9)%
Acquisition	22.0%	—%	8.6%	12.1%

Operating margin (GAAP)
Fiscal 2023	17.5%	(1.4)%	7.4%	9.0%
Fiscal 2022	19.5%	3.4%	17.4%	14.2%
Adjusted operating margin (non-GAAP)
Fiscal 2023	19.5%	6.9%	12.7%	13.9%
Fiscal 2022	21.4%	7.7%	20.6%	17.1%

	Three Months Ended August 31,				% Change
(in thousands, except per share data) (unaudited)	2022	2021	2020	2019	FY23/FY22	FY23/FY21	FY23/FY20
Consolidated net sales revenue	$521,400	$475,228	$530,852	$413,995	9.7%	(1.8)%	25.9%
Core business net sales revenue (3)	521,400	469,485	509,710	389,136	11.1%	2.3%	34.0%
Leadership Brand net sales revenue (4)	452,191	393,820	431,374	331,183	14.8%	4.8%	36.5%
Online channel net sales revenue (5)	114,887	106,441	129,083	98,082	7.9%	(11.0)%	17.1%

Consolidated Diluted EPS	$1.28	$2.11	$3.43	$1.83	(39.3)%	(62.7)%	(30.1)%
Consolidated Adjusted Diluted EPS (non-GAAP) (6)	2.27	2.65	3.77	2.24	(14.3)%	(39.8)%	1.3%
Core Adjusted Diluted EPS (non-GAAP) (3) (6)	2.27	2.65	3.56	2.05	(14.3)%	(36.2)%	10.7%

	Six Months Ended August 31,				% Change
(in thousands, except per share data) (unaudited)	2022	2021	2020	2019	FY23/FY22	FY23/FY21	FY23/FY20
Consolidated net sales revenue	$1,029,478	$1,016,451	$951,687	$790,330	1.3%	8.2%	30.3%
Core business net sales revenue (3)	1,029,478	990,589	909,229	742,712	3.9%	13.2%	38.6%
Leadership Brand net sales revenue (4)	887,349	822,876	780,404	632,742	7.8%	13.7%	40.2%
Online channel net sales revenue (5)	227,185	227,774	245,613	185,708	(0.3)%	(7.5)%	22.3%

Consolidated Diluted EPS	$2.29	$4.42	$5.81	$3.44	(48.2)%	(60.6)%	(33.4)%
Consolidated Adjusted Diluted EPS (non-GAAP) (6)	4.69	6.14	6.30	4.30	(23.6)%	(25.6)%	9.1%
Core Adjusted Diluted EPS (non-GAAP) (3) (6)	4.69	5.96	5.98	4.00	(21.3)%	(21.6)%	17.3%

During the fourth quarter of fiscal 2020, the Company committed to a plan to divest certain assets within its Beauty segment's mass channel personal care business (“Personal Care”). On June 7, 2021, the Company completed the sale of its North America Personal Care business and on March 25, 2022, the Company completed the sale of the Latin America and Caribbean Personal Care business. The Company defines Core business as strategic business that it expects to be an ongoing part of its operations, and Non-Core business as business or net assets (including net assets held for sale) that it expects to divest within a year of its designation as Non-Core. Accordingly, sales from the Personal Care business were included in Non-Core business for all historical periods presented. As a result of these dispositions, the Company no longer has any results of operations from Non-Core business or any assets or liabilities classified as held for sale.

	Three Months Ended August 31,
(in thousands) (unaudited)	Home & Outdoor	Health & Wellness	Beauty	Total
Fiscal 2022 sales revenue, net	$215,218	$141,479	$118,531	$475,228
Core business (3)	25,341	39,027	(12,453)	51,915
Non-Core business (Personal Care) (3)	—	—	(5,743)	(5,743)
Change in sales revenue, net	25,341	39,027	(18,196)	46,172
Fiscal 2023 sales revenue, net	$240,559	$180,506	$100,335	$521,400

Total net sales revenue growth (decline)	11.8%	27.6%	(15.4)%	9.7%
Core business	11.8%	27.6%	(10.5)%	10.9%
Non-Core business (Personal Care)	—%	—%	(4.8)%	(1.2)%

Consolidated Results - Second Quarter Fiscal 2023 Compared to Second Quarter Fiscal 2022

•Consolidated net sales revenue increased $46.2 million, or 9.7%, to $521.4 million compared to $475.2 million. The increase was primarily due to the contribution from the acquisitions of Osprey of $47.4 million and Curlsmith of $10.2 million, or 12.1% to consolidated net sales revenue growth. This growth was partially offset by a decrease from Organic business of $7.2 million, or 1.5%. The Organic business decrease primarily reflects lower sales in the Beauty segment hair appliances category and home-related categories in the Home & Outdoor segment due to lower consumer demand, shifts in consumer spending patterns and reduced orders from retail customers due to higher trade inventory levels, and a net sales revenue decline of $5.7 million in Non-Core business due to the sale of the Personal Care business. These factors were partially offset by an increase in sales in the Health & Wellness segment as a result of the EPA packaging compliance matter and related stop shipment actions in the comparative prior year period, growth in international sales, higher prestige market personal care category sales in the Beauty segment, and the impact of customer price increases related to rising freight and product costs.

•Consolidated gross profit margin decreased 1.8 percentage points to 42.5%, compared to 44.3%. The decrease in consolidated gross profit margin was primarily due to the unfavorable impact of less Beauty segment sales within consolidated net sales revenue, a less favorable product mix within the Home & Outdoor segment due to the acquisition of Osprey, an increase in EPA compliance costs of $6.7 million, higher inventory obsolescence expense, and the net dilutive impact of inflationary costs and related customer price increases. These factors were partially offset by a more favorable product mix within the Beauty segment.

•Consolidated selling, general and administrative expense (“SG&A”) ratio increased 2.5 percentage points to 32.6%, compared to 30.1%. The increase in the consolidated SG&A ratio was primarily due to an increase in outbound freight costs, increased marketing expense, higher salary and wage costs, increased amortization expense, higher distribution expense, and the unfavorable comparative impact of gains recognized on the sale of property and equipment and the sale of the North America Personal Care business in the prior year period. These factors were partially offset by the favorable leverage impact of the increase in net sales, the favorable leverage impact of customer price increases related to inflationary costs, reduced annual incentive compensation expense, and a decrease in EPA compliance costs of $1.4 million.

•Consolidated operating income was $46.9 million, or 9.0% of net sales revenue, compared to $67.3 million, or 14.2% of net sales revenue. The 5.2 percentage point decrease in consolidated operating margin was primarily due to an increase in outbound freight costs, an increase in EPA compliance costs of $5.4 million, restructuring charges of $4.8 million, increased marketing expense, the unfavorable impact of less Beauty segment sales within consolidated net sales revenue, a less favorable product mix within the Home & Outdoor segment due to the acquisition of Osprey, increased amortization expense, higher inventory obsolescence expense, higher salary and wage costs, the net dilutive impact of inflationary costs and related customer price increases, higher distribution expense, and the unfavorable comparative impact of gains recognized on the sale of property and equipment and the sale of the North America Personal Care business in the prior year period. These factors were partially offset by favorable operating leverage, reduced annual incentive compensation expense, a decrease in share-based compensation expense, and a more favorable product mix within the Beauty segment.

•Interest expense was $9.2 million, compared to $3.3 million. The increase in interest expense was primarily due to higher average levels of debt outstanding, including borrowings to fund the acquisitions of Osprey and Curlsmith as well as construction of a new distribution center, and higher average interest rates.

•Income tax expense as a percentage of income before income tax was 19.1% compared to 19.8%, primarily due to the mix of taxable income in various tax jurisdictions.

•Net income was $30.7 million, compared to $51.3 million. Diluted EPS was $1.28, compared to $2.11. Diluted EPS decreased primarily due to lower operating income in the Beauty segment, an operating loss in the Health & Wellness segment, and higher interest expense. These factors were partially offset by higher operating income in the Home & Outdoor segment, a decrease in the effective tax rate and lower weighted average diluted shares outstanding.

•Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) decreased 9.6% to $78.8 million compared to $87.2 million.

On an adjusted basis for the second quarters of fiscal 2023 and 2022, excluding acquisition-related expenses, EPA compliance costs, restructuring charges, amortization of intangible assets, and non-cash share-based compensation, as applicable:

•Adjusted operating income decreased $9.1 million, or 11.2%, to $72.3 million, or 13.9% of net sales revenue, compared to $81.4 million, or 17.1% of net sales revenue. The 3.2 percentage point decrease in adjusted operating margin is primarily driven by an increase in outbound freight costs, increased marketing expense, the unfavorable impact of less Beauty segment sales within consolidated net sales revenue, a less favorable product mix within the Home & Outdoor segment due to the acquisition of Osprey, higher inventory obsolescence expense, higher salary and wage costs, higher distribution expense, the unfavorable comparative impact of gains recognized on the sale of property and equipment and the sale of the North America Personal Care business in the prior year period, and the net dilutive impact of inflationary costs and related customer price increases. These factors were partially offset by favorable operating leverage, reduced annual incentive compensation expense, and a more favorable product mix within the Beauty segment.

•Adjusted income decreased $9.8 million, or 15.2%, to $54.7 million, compared to $64.5 million for the same period last year. Adjusted diluted EPS decreased 14.3% to $2.27 compared to $2.65. The decrease in adjusted diluted EPS was primarily due to lower adjusted operating income in the Beauty segment and higher interest expense. These factors were partially offset by higher adjusted operating income in the Health & Wellness and Home & Outdoor segments, a decrease in the adjusted effective tax rate and lower weighted average diluted shares outstanding.

Segment Results - Second Quarter Fiscal 2023 Compared to Second Quarter Fiscal 2022

Home & Outdoor net sales revenue increased $25.3 million, or 11.8%, to $240.6 million, compared to $215.2 million, primarily due to the contribution from the acquisition of Osprey of $47.4 million, or 22.0%, to segment net sales revenue growth. This growth comes on top of a 6.6% increase in the prior year period. Growth in the quarter was partially offset by a decrease from Organic business of $19.3 million, or 9.0%, driven by a decline in sales in home-related categories primarily due to lower consumer demand driven by shifts in consumer spending patterns and reduced orders from retail customers due to higher trade inventory levels and lower sales in the club channel. These factors were partially offset by growth in international sales, higher sales in the closeout channel, and the impact of customer price increases related to rising freight and product costs. Operating income was $42.1 million, or 17.5% of segment net sales revenue, compared to $41.9 million, or 19.5% of segment net sales revenue. The 2.0 percentage point decrease in segment operating margin was primarily due to the impact of the acquisition of Osprey, which has a lower operating margin than the rest of the Home & Outdoor segment, increased salary and wage costs, higher marketing expense, the net dilutive impact of inflationary costs and related customer price increases, and increased outbound freight costs. These factors were partially offset by favorable operating leverage, a decrease in distribution expense, a more favorable channel mix, reduced annual incentive compensation expense, and lower share-based compensation expense. Adjusted operating income increased 2.2% to $47.0 million, or 19.5% of segment net sales revenue, compared to $46.0 million, or 21.4% of segment net sales revenue.

Health & Wellness net sales revenue increased $39.0 million, or 27.6%, to $180.5 million, compared to $141.5 million. The increase was driven by an increase from Organic business of $39.5 million, or 27.9%, primarily due to an increase in sales of water filtration, air filtration and humidification products as a result of the EPA packaging compliance matter and related stop shipment actions in the comparative prior year period, growth in international sales, an increase in seasonal category sales, and the impact of customer price increases related to rising freight and product costs. These factors were partially offset by a decrease in thermometry and air filtration sales as a result of stronger COVID-19 driven demand for health-related products in the comparative prior year period. Operating loss was $2.6 million, or (1.4)% of segment net sales revenue, compared to operating income of $4.8 million, or 3.4% of segment net sales revenue. The 4.8 percentage point decrease in segment operating margin was primarily due to an increase in EPA compliance costs of $5.4 million, the unfavorable comparative impact of tariff exclusion refunds received in the prior year period, increased outbound freight costs, restructuring charges of $3.6 million, higher distribution expense, higher inventory obsolescence expense, higher marketing expense, and an increase in legal fees. These factors were partially offset by favorable operating leverage, reduced salary and wage costs, decreased annual incentive compensation expense, a more favorable product mix, a decrease in share-based compensation expense, and the net impact of inflationary costs and related customer price increases. Adjusted operating income increased 13.8% to $12.5 million, or 6.9% of segment net sales revenue, compared to $11.0 million, or 7.7% of segment net sales revenue.

Beauty net sales revenue decreased $18.2 million, or 15.4%, to $100.3 million, compared to $118.5 million. The decline was driven by a decrease from Organic business of $27.4 million, or 23.1%. The Organic business decrease was primarily due to reduced hair appliances category sales driven by lower consumer demand, shifts in consumer spending patterns and reduced orders from retail customers due to higher trade inventory levels and a decline in Non-Core business net sales revenue due to the sale of the Personal Care business. These factors were partially offset by higher prestige market personal care category sales and the impact of customer price increases related to rising freight and product costs. The Organic business decline was partially offset by growth from the acquisition of Curlsmith of $10.2 million, or 8.6%, to segment net sales revenue growth. Operating income was $7.5 million, or 7.4% of segment net sales revenue, compared to $20.6 million, or 17.4% of segment net sales revenue. The 10.0 percentage point decrease in segment operating margin was primarily due to unfavorable operating leverage, increased salary and wage costs, higher distribution expense, an increase in marketing expense, the unfavorable comparative impact of gains recognized on the sale of property and equipment and the sale of the North America Personal Care business in the prior year period, increased outbound freight costs, an increase in amortization expense, restructuring charges of $0.8 million, higher share-based compensation expense, higher inventory obsolescence expense, and the net dilutive impact of inflationary costs and related customer price increases. These factors were partially offset by decreased annual incentive compensation expense and a more favorable product mix. Adjusted operating income decreased 47.7% to $12.8 million, or 12.7% of segment net sales revenue, compared to $24.5 million, or 20.6% of segment net sales revenue.

Balance Sheet and Cash Flow Highlights - Second Quarter Fiscal 2023 Compared to Second Quarter Fiscal 2022

•Cash and cash equivalents totaled $39.7 million, compared to $31.8 million.

•Accounts receivable turnover was 67.3 days, compared to 67.8 days.

•Inventory was $643.2 million, compared to $606.7 million. Trailing twelve-month inventory turnover was 2.1 times, compared to 2.5 times.

•Total short- and long-term debt was $1,169.7 million, compared to $472.2 million, primarily due to the acquisitions of Osprey and Curlsmith as well as investments in construction of a new distribution center.

•Net cash used by operating activities for the first six months of the fiscal year was $75.5 million, compared to $58.3 million for the same period last year.

•For the first six months of the fiscal year, net cash used by investing activities of $258.9 million included investments to acquire Curlsmith for $149.7 million and capital asset expenditures of $100.5 million for construction of a new distribution center.

Restructuring Plan

During the second quarter of fiscal 2023, the Company focused on developing a global restructuring plan intended to expand operating margins through initiatives designed to improve efficiency and reduce costs (collectively referred to as “Project Pegasus”). Project Pegasus includes initiatives to further optimize the Company's brand portfolio, streamline and simplify the organization, accelerate cost of goods savings projects, enhance the efficiency of its supply chain network, optimize its indirect spending, and improve its cash flow and working capital, as well as other activities. The Company anticipates these initiatives will create operating efficiencies, as well as provide a platform to fund future growth investments. The Company has the following expectations regarding Project Pegasus:
•Targeted annualized pre-tax operating profit improvements of approximately $75 million to $85 million, which the Company expects to begin in fiscal 2024 and be substantially achieved by the end of fiscal 2026.
•Estimated cadence of the recognition of the savings will be approximately 25% in fiscal 2024, approximately 50% in fiscal 2025 and approximately 25% in fiscal 2026.
•Total profit improvements to be realized approximately 60% through reduced cost of goods sold and 40% through lower SG&A.
•Total one-time pre-tax restructuring charges of approximately $85 million to $95 million over the duration of the plan and will primarily be comprised of severance and employee related costs, professional fees, contract termination costs, and other exit and disposal costs.
•All of the Company's operating segments and shared services will be impacted by the plan.

In addition, the Company has implemented plans to reduce inventory levels, increase inventory turns, and improve cash flow and working capital. The Company expects improvements related to these initiatives to begin in the second half of fiscal 2023 and to continue into fiscal 2024.

Updated Fiscal 2023 Annual Outlook

The Company believes that Core business growth is the most relevant basis, as it provides the best comparability between historical and future periods. Due to the sale of the Personal Care business, the Company is not currently expecting any material activity related to Non-Core business in fiscal 2023. Therefore, the amounts included in its updated outlook for fiscal 2023 will be shown on a consolidated basis. However, due to the fact that the fiscal 2022 results include material activity related to Non-Core business, the year-over-year growth rates on a consolidated and Core business basis will be different. Where appropriate, the information provided in the outlook will reflect growth rates on both a consolidated and Core business basis.

The Company now expects consolidated net sales revenue in the range of $2.00 billion to $2.05 billion, which implies a decline of 10.0% to 7.8%, and a Core business decline of 8.6% to 6.4%.

The Company’s updated fiscal year net sales outlook reflects the following expectations by segment:
•Home & Outdoor net sales growth of 3.5% to 5.5%; including net sales from Osprey of $180 million to $185 million;
•Health & Wellness net sales decline of 13% to 11%; and
•Beauty Core business net sales decline of 21% to 19%; including net sales from Curlsmith of $30 million to $35 million.

The Company now expects consolidated GAAP diluted EPS of $4.26 to $4.93 and consolidated non-GAAP adjusted diluted EPS in the range of $9.00 to $9.40, which implies a decrease in consolidated adjusted diluted EPS in the range of 27.2% to 23.9%, and a decrease in Core adjusted diluted EPS in the range of 26.1% to 22.8%. This includes adjusted diluted EPS contribution from Osprey of approximately $0.35 to $0.40, and $0.15 to $0.20 from Curlsmith.

The Company’s updated consolidated net sales and EPS outlooks reflect the following assumptions:
•the assumption that the severity of the cough/cold/flu season will be in line with pre-COVID historical averages;
•September 2022 foreign currency exchange rates will remain constant for the remainder of the fiscal year;
•the estimated net favorable impact to net sales of approximately $10 million and adjusted diluted EPS of approximately $0.10 related to the EPA matter;
•estimated incremental after-tax inflationary cost pressures in the range of $55 million to $60 million, or approximately $2.25 to $2.50 of adjusted diluted EPS;
•expected interest expense in the range of $45 million to $47 million due to the current assumption that the Federal Open Market Committee will increase interest rates by 450 basis points during calendar year 2022;
•a reported consolidated GAAP effective tax rate range of 18.4% to 17.9% for the full fiscal year 2023 and a consolidated adjusted effective tax rate range of 12.5% to 13.5%; and
•an estimated weighted average diluted shares outstanding of 24.2 million.

The Company now expects capital and intangible asset expenditures of $180 million to $190 million for the full fiscal year 2023 including expected expenditures of $155 million to $165 million related to the construction of a previously announced new distribution facility that is expected to be completed by the end of fiscal 2023.

Due to the current dynamic market conditions and unique factors effecting the comparability to the prior year base, the Company is providing additional quarterly context for its current expectation of the net sales revenue and adjusted diluted EPS outlook. With regard to quarterly cadence of the consolidated net sales outlook for the fiscal year, the Company now expects a mid-teen percent sales decline in the third quarter, and a high-teen sales decline in the fourth quarter.

With regard to quarterly cadence of the consolidated adjusted diluted EPS outlook for the fiscal year, the Company now expects a high-twenties percent decline in the third quarter and a low-twenties percent decline in the fourth quarter. Both quarterly declines are primarily due to lower sales volume, higher interest expense and a higher adjusted effective tax rate.

The likelihood and potential impact of any fiscal 2023 acquisitions and divestitures, future asset impairment charges, future foreign currency fluctuations, additional interest rate increases, material long-term distribution losses and/or customer returns that may arise related to the EPA matter, or further share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s updated outlook.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Wednesday, October 5, 2022. Institutional investors and analysts interested in participating in the call are invited to dial (877) 407-3982 approximately ten minutes prior to the start of the call. The conference call will also be webcast live on the Events & Presentations page at: http://investor.helenoftroy.com/. A telephone replay of this call will be available at 12:00 p.m. Eastern Time on October 5, 2022 until 11:59 p.m. Eastern Time on October 12, 2022 and can be accessed by dialing (844) 512-2921 and entering replay pin number 13732867. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP such as Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Core Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted Earnings per Share (“EPS”), Core and Non-Core Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, and Free Cash Flow, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s condensed consolidated statements of income and cash flows. For additional information see Note 6 to the accompanying tables to this press release.

About Helen of Troy Limited

Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative products and solutions for its customers through a diversified portfolio of well-recognized and widely trusted brands, including OXO, Hydro Flask, Osprey, Vicks, Braun, Honeywell, PUR, Hot Tools and Drybar. The Company sometimes refers to these brands as its Leadership Brands. All trademarks herein belong to Helen of Troy Limited (or its subsidiaries) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.helenoftroy.com

Forward-Looking Statements

Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release, in other filings with the SEC, and in certain other oral and written presentations. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “might”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, “forecasts”, “targets”, “could”, and other similar words identify forward-looking statements. All statements that address operating results, events, or developments that the Company expects or anticipates may occur in the future, including statements related to sales, expenses, EPS results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements speak only as of the date they are made and are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-Q for the quarterly period ended August 31, 2022, and in the Company's other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the occurrence of cyber incidents or failure by the Company or its third-party service providers to maintain cybersecurity and the integrity of confidential internal or customer data, a cybersecurity breach, obsolescence or interruptions in the operation of the Company’s central global Enterprise Resource Planning systems and other peripheral information systems, the geographic concentration and peak season capacity of certain United States (“U.S.”) distribution facilities which increase its risk to disruptions that could affect the Company’s ability to deliver products in a timely manner, the Company's ability to successfully manage the demand, supply, and operational challenges associated with the actual or perceived effects of COVID-19 and any similar future public health crisis, pandemic or epidemic, the Company’s ability to develop and introduce a continuing stream of innovative new products to meet changing consumer preferences, actions taken by large customers that may adversely affect the Company’s gross profit and operating results, the Company’s dependence on sales to several large customers and the risks associated with any loss of, or substantial decline in, sales to top customers, the Company’s dependence on third-party manufacturers, most of which are located in Asia, and any inability to obtain products from such manufacturers, the Company's ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the risks associated with trade barriers, exchange controls, expropriations, and other risks associated with domestic and foreign operations including uncertainty and business interruptions resulting from political changes and actions in the U.S. and abroad, such as the current conflict between Russia and Ukraine, and volatility in the global credit and financial markets and economy, the Company's dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including a downturn from the effects of macroeconomic conditions, any public health crises (including any lingering effects of new surges in COVID-19) or similar conditions, risks associated with the use of licensed trademarks from or to third parties, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, the Company’s reliance on its Chief Executive Officer and a limited number of other key senior officers to operate its business, expectations regarding Project Pegasus initiatives and the Company's ability to realize targeted savings, including expectations concerning costs and savings, are based on management’s estimates available at the time and are subject to a number of assumptions that could materially impact such estimates, expectations regarding recent acquisitions (including Curlsmith and Osprey) and any future acquisitions or divestitures, including the Company's ability to realize related synergies along with its ability to effectively integrate acquired businesses or disaggregate divested businesses, the risks of potential changes in laws and regulations, including environmental, employment and health and safety and tax laws, and the costs and complexities of compliance with such laws, the risks associated with increased focus and expectations on climate change and other environmental, social and governance matters, the risks associated with significant changes in or the Company's compliance with regulations, interpretations or product certification requirements, the risks associated with global legal developments regarding privacy and data security that could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm the business, the Company's ability to continue to avoid classification as a Controlled Foreign Corporation, the risks associated with legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition, the risks associated with accounting for tax positions and the resolution of tax disputes, the risks of significant tariffs or other restrictions being placed on imports from China, Mexico or Vietnam or any retaliatory trade measures taken by China, Mexico or Vietnam, the risks associated with product recalls, product liability and other claims against the Company, and associated financial risks including but not limited to, significant impairment of the Company's goodwill, indefinite-lived and definite-lived intangible assets or other long-lived assets, increased costs of raw materials, energy and transportation, the risks to the Company's liquidity or cost of capital which may be materially adversely affected by constraints or changes in the capital and credit markets and limitations under its financing arrangements, risks associated with foreign currency exchange rate fluctuations, and projections of product demand, sales and net income, which are highly subjective in nature, and from which future sales and net income could vary in a material amount. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
(915) 225-4841

ICR, Inc.
Allison Malkin, Partner
(203) 682-8200

HELEN OF TROY LIMITED AND SUBSIDIARIES
Condensed Consolidated Statements of Income (2)
(Unaudited) (in thousands, except per share data)

	Three Months Ended August 31,
	2022		2021
Sales revenue, net	$521,400	100.0%	$475,228	100.0%
Cost of goods sold	299,954	57.5%	264,640	55.7%
Gross profit	221,446	42.5%	210,588	44.3%
Selling, general and administrative expense (“SG&A”)	169,724	32.6%	142,928	30.1%
Restructuring charges	4,776	0.9%	369	0.1%
Operating income	46,946	9.0%	67,291	14.2%
Non-operating income, net	113	—%	31	—%
Interest expense	9,166	1.8%	3,307	0.7%
Income before income tax	37,893	7.3%	64,015	13.5%
Income tax expense	7,221	1.4%	12,700	2.7%
Net income	$30,672	5.9%	$51,315	10.8%

Diluted earnings per share (“EPS”)	$1.28		$2.11

Weighted average shares of common stock used in computing diluted EPS	24,056		24,347

	Six Months Ended August 31,
	2022		2021
Sales revenue, net	$1,029,478	100.0%	$1,016,451	100.0%
Cost of goods sold	596,861	58.0%	585,271	57.6%
Gross profit	432,617	42.0%	431,180	42.4%
SG&A	346,954	33.7%	298,679	29.4%
Restructuring charges	4,778	0.5%	375	—%
Operating income	80,885	7.9%	132,126	13.0%
Non-operating income, net	180	—%	133	—%
Interest expense	13,539	1.3%	6,302	0.6%
Income before income tax	67,526	6.6%	125,957	12.4%
Income tax expense	12,259	1.2%	17,670	1.7%
Net income	$55,267	5.4%	$108,287	10.7%

Diluted EPS	$2.29		$4.42

Weighted average shares of common stock used in computing diluted EPS	24,089		24,492

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income and Adjusted Diluted EPS (2) (6)
(Unaudited) (in thousands, except per share data)

	Three Months Ended August 31, 2022
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$521,400	100.0%	$—		$521,400	100.0%
Cost of goods sold	299,954	57.5%	(7,103)	(7)	292,851	56.2%
Gross profit	221,446	42.5%	7,103		228,549	43.8%
SG&A	169,724	32.6%	(1,251)	(7)	156,299	30.0%
			(30)	(8)
			(4,649)	(9)
			(7,495)	(10)
Restructuring charges	4,776	0.9%	(4,776)	(11)	—	—%
Operating income	46,946	9.0%	25,304		72,250	13.9%
Non-operating income, net	113	—%	—		113	—%
Interest expense	9,166	1.8%	—		9,166	1.8%
Income before income tax	37,893	7.3%	25,304		63,197	12.1%
Income tax expense	7,221	1.4%	1,313		8,534	1.6%
Net income	$30,672	5.9%	$23,991		$54,663	10.5%

Diluted EPS	$1.28		$1.00		$2.27

Weighted average shares of common stock used in computing diluted EPS	24,056				24,056

	Three Months Ended August 31, 2021
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$475,228	100.0%	$—		$475,228	100.0%
Cost of goods sold	264,640	55.7%	(357)	(7)	264,283	55.6%
Gross profit	210,588	44.3%	357		210,945	44.4%
SG&A	142,928	30.1%	(2,603)	(7)	129,559	27.3%
			(2,986)	(9)
			(7,780)	(10)
Restructuring charges	369	0.1%	(369)	(11)	—	—%
Operating income	67,291	14.2%	14,095		81,386	17.1%
Non-operating income, net	31	—%	—		31	—%
Interest expense	3,307	0.7%	—		3,307	0.7%
Income before income tax	64,015	13.5%	14,095		78,110	16.4%
Income tax expense	12,700	2.7%	960		13,660	2.9%
Net income	$51,315	10.8%	$13,135		$64,450	13.6%

Diluted EPS	$2.11		$0.54		$2.65

Weighted average shares of common stock used in computing diluted EPS	24,347				24,347

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income and Adjusted Diluted EPS (2) (6)
(Unaudited) (in thousands, except per share data)

	Six Months Ended August 31, 2022
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$1,029,478	100.0%	$—		$1,029,478	100.0%
Cost of goods sold	596,861	58.0%	(16,558)	(7)	580,303	56.4%
Gross profit	432,617	42.0%	16,558		449,175	43.6%
SG&A	346,954	33.7%	(3,440)	(7)	307,606	29.9%
			(2,784)	(8)
			(9,010)	(9)
			(24,114)	(10)
Restructuring charges	4,778	0.5%	(4,778)	(11)	—	—%
Operating income	80,885	7.9%	60,684		141,569	13.8%
Non-operating income, net	180	—%	—		180	—%
Interest expense	13,539	1.3%	—		13,539	1.3%
Income before income tax	67,526	6.6%	60,684		128,210	12.5%
Income tax expense	12,259	1.2%	3,064		15,323	1.5%
Net income	$55,267	5.4%	$57,620		$112,887	11.0%

Diluted EPS	$2.29		$2.39		$4.69

Weighted average shares of common stock used in computing diluted EPS	24,089				24,089

	Six Months Ended August 31, 2021
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$1,016,451	100.0%	$—		$1,016,451	100.0%
Cost of goods sold	585,271	57.6%	(13,469)	(7)	571,802	56.3%
Gross profit	431,180	42.4%	13,469		444,649	43.7%
SG&A	298,679	29.4%	(2,603)	(7)	268,307	26.4%
			(5,969)	(9)
			(21,800)	(10)
Restructuring charges	375	—%	(375)	(11)	—	—%
Operating income	132,126	13.0%	44,216		176,342	17.3%
Non-operating income, net	133	—%	—		133	—%
Interest expense	6,302	0.6%	—		6,302	0.6%
Income before income tax	125,957	12.4%	44,216		170,173	16.7%
Income tax expense	17,670	1.7%	2,224		19,894	2.0%
Net income	$108,287	10.7%	$41,992		$150,279	14.8%

Diluted EPS	$4.42		$1.71		$6.14

Weighted average shares of common stock used in computing diluted EPS	24,492				24,492

Consolidated and Segment Net Sales Revenue
(Unaudited) (in thousands)

	Three Months Ended August 31,
	Home & Outdoor	Health & Wellness	Beauty	Total
Fiscal 2022 sales revenue, net	$215,218	$141,479	$118,531	$475,228
Organic business (1)	(19,320)	39,486	(27,393)	(7,227)
Impact of foreign currency	(2,735)	(459)	(1,010)	(4,204)
Acquisition (2)	47,396	—	10,207	57,603
Change in sales revenue, net	25,341	39,027	(18,196)	46,172
Fiscal 2023 sales revenue, net	$240,559	$180,506	$100,335	$521,400

Total net sales revenue growth (decline)	11.8%	27.6%	(15.4)%	9.7%
Organic business	(9.0)%	27.9%	(23.1)%	(1.5)%
Impact of foreign currency	(1.3)%	(0.3)%	(0.9)%	(0.9)%
Acquisition	22.0%	—%	8.6%	12.1%

	Six Months Ended August 31,
	Home & Outdoor	Health & Wellness	Beauty	Total
Fiscal 2022 sales revenue, net	$408,862	$345,575	$262,014	$1,016,451
Organic business (1)	(27,924)	5,107	(68,517)	(91,334)
Impact of foreign currency	(4,759)	(1,235)	(1,741)	(7,735)
Acquisition (2)	98,643	—	13,453	112,096
Change in sales revenue, net	65,960	3,872	(56,805)	13,027
Fiscal 2023 sales revenue, net	$474,822	$349,447	$205,209	$1,029,478

Total net sales revenue growth (decline)	16.1%	1.1%	(21.7)%	1.3%
Organic business	(6.8)%	1.5%	(26.2)%	(9.0)%
Impact of foreign currency	(1.2)%	(0.4)%	(0.7)%	(0.8)%
Acquisition	24.1%	—%	5.1%	11.0%

Leadership Brand and Other Net Sales Revenue (2)
(Unaudited) (in thousands)

	Three Months Ended August 31,
	2022	2021	$ Change	% Change
Leadership Brand sales revenue, net (4)	$452,191	$393,820	$58,371	14.8%
All other sales revenue, net	69,209	81,408	(12,199)	(15.0)%
Total sales revenue, net	$521,400	$475,228	$46,172	9.7%

	Six Months Ended August 31,
	2022	2021	$ Change	% Change
Leadership Brand sales revenue, net (4)	$887,349	$822,876	$64,473	7.8%
All other sales revenue, net	142,129	193,575	(51,446)	(26.6)%
Total sales revenue, net	$1,029,478	$1,016,451	$13,027	1.3%

Consolidated and Segment Net Sales from Core and Non-Core Business (3)
(Unaudited) (in thousands)

	Three Months Ended August 31,
	Home & Outdoor	Health & Wellness	Beauty	Total
Fiscal 2022 sales revenue, net	$215,218	$141,479	$118,531	$475,228
Core business	25,341	39,027	(12,453)	51,915
Non-Core business (Personal Care)	—	—	(5,743)	(5,743)
Change in sales revenue, net	25,341	39,027	(18,196)	46,172
Fiscal 2023 sales revenue, net	$240,559	$180,506	$100,335	$521,400

Total net sales revenue growth (decline)	11.8%	27.6%	(15.4)%	9.7%
Core business	11.8%	27.6%	(10.5)%	10.9%
Non-Core business (Personal Care)	—%	—%	(4.8)%	(1.2)%

	Six Months Ended August 31,
	Home & Outdoor	Health & Wellness	Beauty	Total
Fiscal 2022 sales revenue, net	$408,862	$345,575	$262,014	$1,016,451
Core business	65,960	3,872	(30,943)	38,889
Non-Core business (Personal Care)	—	—	(25,862)	(25,862)
Change in sales revenue, net	65,960	3,872	(56,805)	13,027
Fiscal 2023 sales revenue, net	$474,822	$349,447	$205,209	$1,029,478

Total net sales revenue growth (decline)	16.1%	1.1%	(21.7)%	1.3%
Core business	16.1%	1.1%	(11.8)%	3.8%
Non-Core business (Personal Care)	—%	—%	(9.9)%	(2.5)%

Consolidated Net Sales by Geographic Region
(Unaudited) (in thousands)

	Three Months Ended August 31,
	2022		2021
U.S. sales revenue, net	$387,340	74.3%	$369,590	77.8%
International sales revenue, net	134,060	25.7%	105,638	22.2%
Total sales revenue, net	$521,400	100.0%	$475,228	100.0%

	Six Months Ended August 31,
	2022		2021
U.S. sales revenue, net	$759,517	73.8%	$774,436	76.2%
International sales revenue, net	269,961	26.2%	242,015	23.8%
Total sales revenue, net	$1,029,478	100.0%	$1,016,451	100.0%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income (Loss) and Operating Margin to Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP) (6)
(Unaudited) (in thousands)

	Three Months Ended August 31, 2022
	Home & Outdoor (2)		Health & Wellness		Beauty (2)		Total
Operating income (loss), as reported (GAAP)	$42,082	17.5%	$(2,610)	(1.4)%	$7,474	7.4%	$46,946	9.0%
Acquisition-related expenses	41	—%	—	—%	(11)	—%	30	—%
EPA compliance costs	—	—%	8,354	4.6%	—	—%	8,354	1.6%
Restructuring charges	472	0.2%	3,554	2.0%	750	0.7%	4,776	0.9%
Subtotal	42,595	17.7%	9,298	5.2%	8,213	8.2%	60,106	11.5%
Amortization of intangible assets	1,753	0.7%	582	0.3%	2,314	2.3%	4,649	0.9%
Non-cash share-based compensation	2,640	1.1%	2,590	1.4%	2,265	2.3%	7,495	1.4%
Adjusted operating income (non-GAAP)	$46,988	19.5%	$12,470	6.9%	$12,792	12.7%	$72,250	13.9%

	Three Months Ended August 31, 2021
	Home & Outdoor		Health & Wellness		Beauty		Total
Operating income, as reported (GAAP)	$41,921	19.5%	$4,794	3.4%	$20,576	17.4%	$67,291	14.2%
EPA compliance costs	—	—%	2,960	2.1%	—	—%	2,960	0.6%
Restructuring charges	369	0.2%	—	—%	—	—%	369	0.1%
Subtotal	42,290	19.6%	7,754	5.5%	20,576	17.4%	70,620	14.9%
Amortization of intangible assets	519	0.2%	570	0.4%	1,897	1.6%	2,986	0.6%
Non-cash share-based compensation	3,157	1.5%	2,632	1.9%	1,991	1.7%	7,780	1.6%
Adjusted operating income (non-GAAP)	$45,966	21.4%	$10,956	7.7%	$24,464	20.6%	$81,386	17.1%

	Six Months Ended August 31, 2022
	Home & Outdoor (2)		Health & Wellness		Beauty (2)		Total
Operating income (loss), as reported (GAAP)	$71,875	15.1%	$(8,752)	(2.5)%	$17,762	8.7%	$80,885	7.9%
Acquisition-related expenses	119	—%	—	—%	2,665	1.3%	2,784	0.3%
EPA compliance costs	—	—%	19,998	5.7%	—	—%	19,998	1.9%
Restructuring charges	472	0.1%	3,554	1.0%	752	0.4%	4,778	0.5%
Subtotal	72,466	15.3%	14,800	4.2%	21,179	10.3%	108,445	10.5%
Amortization of intangible assets	3,499	0.7%	1,161	0.3%	4,350	2.1%	9,010	0.9%
Non-cash share-based compensation	8,638	1.8%	8,413	2.4%	7,063	3.4%	24,114	2.3%
Adjusted operating income (non-GAAP)	$84,603	17.8%	$24,374	7.0%	$32,592	15.9%	$141,569	13.8%

	Six Months Ended August 31, 2021
	Home & Outdoor		Health & Wellness		Beauty		Total
Operating income, as reported (GAAP)	$69,064	16.9%	$16,043	4.6%	$47,019	17.9%	$132,126	13.0%
EPA compliance costs	—	—%	16,072	4.7%	—	—%	16,072	1.6%
Restructuring charges	369	0.1%	—	—%	6	—%	375	—%
Subtotal	69,433	17.0%	32,115	9.3%	47,025	17.9%	148,573	14.6%
Amortization of intangible assets	1,037	0.3%	1,137	0.3%	3,795	1.4%	5,969	0.6%
Non-cash share-based compensation	8,708	2.1%	7,512	2.2%	5,580	2.1%	21,800	2.1%
Adjusted operating income (non-GAAP)	$79,178	19.4%	$40,764	11.8%	$56,400	21.5%	$176,342	17.3%

Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA (6)
(Unaudited) (in thousands)

	Three Months Ended August 31, 2022
	Home & Outdoor (2)	Health & Wellness	Beauty (2)	Total
Operating income (loss), as reported (GAAP)	$42,082	$(2,610)	$7,474	$46,946
Depreciation and amortization	4,493	3,021	3,605	11,119
Non-operating income, net	—	—	113	113
EBITDA (non-GAAP)	46,575	411	11,192	58,178
Add: Acquisition-related expenses	41	—	(11)	30
EPA compliance costs	—	8,354	—	8,354
Restructuring charges	472	3,554	750	4,776
Non-cash share-based compensation	2,640	2,590	2,265	7,495
Adjusted EBITDA (non-GAAP)	$49,728	$14,909	$14,196	$78,833

	Three Months Ended August 31, 2021
	Home & Outdoor	Health & Wellness	Beauty	Total
Operating income, as reported (GAAP)	$41,921	$4,794	$20,576	$67,291
Depreciation and amortization	2,815	2,624	3,289	8,728
Non-operating income, net	—	—	31	31
EBITDA (non-GAAP)	44,736	7,418	23,896	76,050
Add: EPA compliance costs	—	2,960	—	2,960
Restructuring charges	369	—	—	369
Non-cash share-based compensation	3,157	2,632	1,991	7,780
Adjusted EBITDA (non-GAAP)	$48,262	$13,010	$25,887	$87,159

	Six Months Ended August 31, 2022
	Home & Outdoor (2)	Health & Wellness	Beauty (2)	Total
Operating income (loss), as reported (GAAP)	$71,875	$(8,752)	$17,762	$80,885
Depreciation and amortization	8,988	5,833	6,796	21,617
Non-operating income, net	—	—	180	180
EBITDA (non-GAAP)	80,863	(2,919)	24,738	102,682
Add: Acquisition-related expenses	119	—	2,665	2,784
EPA compliance costs	—	19,998	—	19,998
Restructuring charges	472	3,554	752	4,778
Non-cash share-based compensation	8,638	8,413	7,063	24,114
Adjusted EBITDA (non-GAAP)	$90,092	$29,046	$35,218	$154,356

	Six Months Ended August 31, 2021
	Home & Outdoor	Health & Wellness	Beauty	Total
Operating income, as reported (GAAP)	$69,064	$16,043	$47,019	$132,126
Depreciation and amortization	5,363	5,350	6,728	17,441
Non-operating income, net	—	—	133	133
EBITDA (non-GAAP)	74,427	21,393	53,880	149,700
Add: EPA compliance costs	—	16,072	—	16,072
Restructuring charges	369	—	6	375
Non-cash share-based compensation	8,708	7,512	5,580	21,800
Adjusted EBITDA (non-GAAP)	$83,504	$44,977	$59,466	$187,947

Reconciliation of Non-GAAP Financial Measures – GAAP Income and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (6)
(Unaudited) (in thousands, except per share data)

	Three Months Ended August 31, 2022
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$37,893	$7,221	$30,672	$1.58	$0.30	$1.28
Acquisition-related expenses	30	—	30	—	—	—
EPA compliance costs	8,354	125	8,229	0.35	0.01	0.34
Restructuring charges	4,776	61	4,715	0.20	—	0.20
Subtotal	51,053	7,407	43,646	2.12	0.31	1.81
Amortization of intangible assets	4,649	557	4,092	0.19	0.02	0.17
Non-cash share-based compensation	7,495	570	6,925	0.31	0.02	0.29
Adjusted (non-GAAP)	$63,197	$8,534	$54,663	$2.63	$0.35	$2.27

Weighted average shares of common stock used in computing diluted EPS						24,056

	Three Months Ended August 31, 2021
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$64,015	$12,700	$51,315	$2.63	$0.52	$2.11
EPA compliance costs	2,960	44	2,916	0.12	—	0.12
Restructuring charges	369	6	363	0.02	—	0.01
Subtotal	67,344	12,750	54,594	2.77	0.52	2.24
Amortization of intangible assets	2,986	198	2,788	0.12	0.01	0.11
Non-cash share-based compensation	7,780	712	7,068	0.32	0.03	0.29
Adjusted (non-GAAP)	$78,110	$13,660	$64,450	$3.21	$0.56	$2.65

Weighted average shares of common stock used in computing diluted EPS						24,347

	Three Months Ended August 31, 2020
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$96,590	$9,257	$87,333	$3.79	$0.36	$3.43
Restructuring charges	34	—	34	—	—	—
Subtotal	96,624	9,257	87,367	3.80	0.36	3.43
Amortization of intangible assets	4,552	206	4,346	0.18	0.01	0.17
Non-cash share-based compensation	4,624	397	4,227	0.18	0.02	0.17
Adjusted (non-GAAP)	$105,800	$9,860	$95,940	$4.16	$0.39	$3.77

Weighted average shares of common stock used in computing diluted EPS						25,458

	Three Months Ended August 31, 2019
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$51,393	$5,298	$46,095	$2.04	$0.21	$1.83
Restructuring charges	430	66	364	0.02	—	0.01
Subtotal	51,823	5,364	46,459	2.05	0.21	1.84
Amortization of intangible assets	4,463	248	4,215	0.18	0.01	0.17
Non-cash share-based compensation	6,381	515	5,866	0.25	0.02	0.23
Adjusted (non-GAAP)	$62,667	$6,127	$56,540	$2.48	$0.24	$2.24

Weighted average shares of common stock used in computing diluted EPS						25,245

Reconciliation of Non-GAAP Financial Measures – GAAP Income and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (6)
(Unaudited) (in thousands, except per share data)

	Six Months Ended August 31, 2022
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$67,526	$12,259	$55,267	$2.80	$0.51	$2.29
Acquisition-related expenses	2,784	2	2,782	0.12	—	0.12
EPA compliance costs	19,998	300	19,698	0.83	0.01	0.82
Restructuring charges	4,778	61	4,717	0.20	—	0.20
Subtotal	95,086	12,622	82,464	3.95	0.52	3.42
Amortization of intangible assets	9,010	1,047	7,963	0.37	0.04	0.33
Non-cash share-based compensation	24,114	1,654	22,460	1.00	0.07	0.93
Adjusted (non-GAAP)	$128,210	$15,323	$112,887	$5.32	$0.64	$4.69

Weighted average shares of common stock used in computing diluted EPS						24,089

	Six Months Ended August 31, 2021
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$125,957	$17,670	$108,287	$5.14	$0.72	$4.42
EPA compliance costs	16,072	241	15,831	0.66	0.01	0.65
Restructuring charges	375	6	369	0.02	—	0.02
Subtotal	142,404	17,917	124,487	5.81	0.73	5.08
Amortization of intangible assets	5,969	406	5,563	0.24	0.02	0.23
Non-cash share-based compensation	21,800	1,571	20,229	0.89	0.06	0.83
Adjusted (non-GAAP)	$170,173	$19,894	$150,279	$6.95	$0.81	$6.14

Weighted average shares of common stock used in computing diluted EPS						24,492

	Six Months Ended August 31, 2020
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$149,959	$2,340	$147,619	$5.90	$0.09	$5.81
Restructuring charges	367	2	365	0.01	—	0.01
Tax reform	—	9,357	(9,357)	—	0.37	(0.37)
Subtotal	150,326	11,699	138,627	5.91	0.46	5.45
Amortization of intangible assets	9,026	447	8,579	0.35	0.02	0.34
Non-cash share-based compensation	13,915	1,003	12,912	0.55	0.04	0.51
Adjusted (non-GAAP)	$173,267	$13,149	$160,118	$6.81	$0.52	$6.30

Weighted average shares of common stock used in computing diluted EPS						25,428

	Six Months Ended August 31, 2019
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$95,424	$8,635	$86,789	$3.78	$0.34	$3.44
Restructuring charges	1,049	68	981	0.04	—	0.04
Subtotal	96,473	8,703	87,770	3.82	0.34	3.48
Amortization of intangible assets	8,339	369	7,970	0.33	0.01	0.32
Non-cash share-based compensation	13,985	1,091	12,894	0.55	0.04	0.51
Adjusted (non-GAAP)	$118,797	$10,163	$108,634	$4.71	$0.40	$4.30

Weighted average shares of common stock used in computing diluted EPS						25,245

Consolidated Core and Non-Core Net Sales and Reconciliation of Non-GAAP Financial
Measures – Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (3) (6)
(Unaudited) (in thousands, except per share data)

	Three Months Ended August 31,
	2022	2021	$ Change	% Change
Sales revenue, net
Core	$521,400	$469,485	$51,915	11.1%
Non-Core	—	5,743	(5,743)	(100.0)%
Total	$521,400	$475,228	$46,172	9.7%

	Three Months Ended August 31,
	2022	2021	$ Change	% Change
Adjusted Diluted EPS (non-GAAP)
Core	$2.27	$2.65	$(0.38)	(14.3)%
Non-Core	—	—	—	—%
Total	$2.27	$2.65	$(0.38)	(14.3)%

	Three Months Ended August 31,
Core Business:	2022	2021
Diluted EPS, as reported	$1.28	$2.11
Acquisition-related expenses, net of tax	—	—
EPA compliance costs, net of tax	0.34	0.12
Restructuring charges, net of tax	0.20	0.01
Subtotal	1.81	2.24
Amortization of intangible assets, net of tax	0.17	0.11
Non-cash share-based compensation, net of tax	0.29	0.29
Adjusted Diluted EPS (non-GAAP)	$2.27	$2.65

	Three Months Ended August 31,
Non-Core Business:	2022	2021
Diluted EPS, as reported	$—	$—
Adjusted Diluted EPS (non-GAAP)	$—	$—

Diluted EPS, as reported (GAAP)	$1.28	$2.11

Consolidated Core and Non-Core Net Sales and Reconciliation of Non-GAAP Financial
Measures – Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (3) (6)
(Unaudited) (in thousands, except per share data)

	Three Months Ended August 31,
	2020	2019
Sales revenue, net
Core	$509,710	$389,136
Non-Core	21,142	24,859
Total	$530,852	$413,995

	Three Months Ended August 31,
	2020	2019
Adjusted Diluted EPS (non-GAAP)
Core	$3.56	$2.05
Non-Core	0.21	0.19
Total	$3.77	$2.24

	Three Months Ended August 31,
Core Business:	2020	2019
Diluted EPS, as reported	$3.22	$1.71
Restructuring charges, net of tax	—	—
Subtotal	3.22	1.71
Amortization of intangible assets, net of tax	0.17	0.12
Non-cash share-based compensation, net of tax	0.17	0.22
Adjusted Diluted EPS (non-GAAP)	$3.56	$2.05

	Three Months Ended August 31,
Non-Core Business:	2020	2019
Diluted EPS, as reported	$0.21	$0.12
Restructuring charges, net of tax	—	0.01
Subtotal	0.21	0.13
Amortization of intangible assets, net of tax	—	0.05
Non-cash share-based compensation, net of tax	—	0.01
Adjusted Diluted EPS (non-GAAP)	$0.21	$0.19

Diluted EPS, as reported (GAAP)	$3.43	$1.83

Consolidated Core and Non-Core Net Sales and Reconciliation of Non-GAAP Financial
Measures – Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (3) (6)
(Unaudited) (in thousands, except per share data)

	Six Months Ended August 31,
	2022	2021	$ Change	% Change
Sales revenue, net
Core	$1,029,478	$990,589	$38,889	3.9%
Non-Core	—	25,862	(25,862)	(100.0)%
Total	$1,029,478	$1,016,451	$13,027	1.3%

	Six Months Ended August 31,
	2022	2021	$ Change	% Change
Adjusted Diluted EPS (non-GAAP)
Core	$4.69	$5.96	$(1.27)	(21.3)%
Non-Core	—	0.18	(0.18)	(100.0)%
Total	$4.69	$6.14	$(1.45)	(23.6)%

	Six Months Ended August 31,
Core Business:	2022	2021
Diluted EPS, as reported	$2.29	$4.25
Acquisition-related expenses, net of tax	0.12	—
EPA compliance costs, net of tax	0.82	0.65
Restructuring charges, net of tax	0.20	0.02
Subtotal	3.42	4.91
Amortization of intangible assets, net of tax	0.33	0.23
Non-cash share-based compensation, net of tax	0.93	0.82
Adjusted Diluted EPS (non-GAAP)	$4.69	$5.96

	Six Months Ended August 31,
Non-Core Business:	2022	2021
Diluted EPS, as reported	$—	$0.17
Non-cash share-based compensation, net of tax	—	0.01
Adjusted Diluted EPS (non-GAAP)	$—	$0.18

Diluted EPS, as reported (GAAP)	$2.29	$4.42

Consolidated Core and Non-Core Net Sales and Reconciliation of Non-GAAP Financial
Measures – Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (3) (6)
(Unaudited) (in thousands, except per share data)

	Six Months Ended August 31,
	2020	2019
Sales revenue, net
Core	$909,229	$742,712
Non-core	42,458	47,618
Total	$951,687	$790,330

	Six Months Ended August 31,
	2020	2019
Adjusted Diluted EPS (non-GAAP)
Core	$5.98	$4.00
Non-core	0.32	0.30
Total	$6.30	$4.30

	Six Months Ended August 31,
Core Business:	2020	2019
Diluted EPS, as reported	$5.49	$3.23
Restructuring charges, net of tax	0.01	0.02
Tax Reform	(0.37)	—
Subtotal	5.13	3.25
Amortization of intangible assets, net of tax	0.34	0.25
Non-cash share-based compensation, net of tax	0.51	0.50
Adjusted Diluted EPS (non-GAAP)	$5.98	$4.00

	Six Months Ended August 31,
Non-Core Business:	2020	2019
Diluted EPS, as reported	$0.32	$0.21
Restructuring charges, net of tax	—	0.01
Subtotal	0.32	0.22
Amortization of intangible assets, net of tax	—	0.07
Non-cash share-based compensation, net of tax	—	0.01
Adjusted Diluted EPS (non-GAAP)	$0.32	$0.30

Diluted EPS, as reported (GAAP)	$5.81	$3.44

Selected Consolidated Balance Sheet, Cash Flow and Liquidity Information
(Unaudited) (in thousands)

	August 31,
	2022	2021
Balance Sheet:
Cash and cash equivalents	$39,650	$31,779
Receivables, net	507,261	429,178
Inventory	643,192	606,655
Assets held for sale	—	1,955
Total assets, current	1,237,816	1,091,767
Total assets	3,225,208	2,400,165
Total liabilities, current	583,111	600,235
Total long-term liabilities	1,243,751	532,108
Total debt	1,169,742	472,219
Stockholders' equity	1,398,346	1,267,822
Liquidity:
Working capital	$654,705	$491,532

	Six Months Ended August 31,
	2022	2021
Accounts receivable turnover (days) (12)	67.3	67.8
Inventory turnover (times) (12)	2.1	2.5
Working capital	$654,705	$491,532
Current ratio	2.1:1	1.8:1
Ending debt to ending equity ratio	83.7%	37.2%
Return on average equity (12)	12.7%	17.2%

	Six Months Ended August 31,
	2022	2021
Cash Flow:
Depreciation and amortization	$21,617	$17,441
Net cash used by operating activities	(75,452)	(58,338)
Capital and intangible asset expenditures	112,635	23,954
Net debt proceeds	356,014	128,100
Payments for repurchases of common stock	18,305	110,190

Reconciliation of Non-GAAP Financial Measures – GAAP Net Cash Used by Operating Activities to Free Cash Flow (Non-GAAP) (6)
(Unaudited) (in thousands)

	Six Months Ended August 31,
	2022	2021
Net cash used by operating activities (GAAP)	$(75,452)	$(58,338)
Less: Capital and intangible asset expenditures	(112,635)	(23,954)
Free cash flow (non-GAAP)	$(188,087)	$(82,292)

Updated Fiscal 2023 Outlook for Net Sales Revenue (3)
(Unaudited)
(in thousands)

Consolidated:	Fiscal 2022	Updated Outlook for Fiscal 2023
Net sales revenue	$2,223,355	$2,000,000	—	$2,050,000
Net sales revenue decline		(10.0)%	—	(7.8)%

Core Business:
Net sales revenue	$2,189,239	$2,000,000	—	$2,050,000
Net sales revenue decline		(8.6)%	—	(6.4)%

Reconciliation of Non-GAAP Financial Measures - Updated Fiscal 2023 Outlook for GAAP Diluted EPS to Adjusted Diluted EPS (Non-GAAP) (3) (6)  (Unaudited)

Consolidated & Core Business	Six Months Ended August 31, 2022	Outlook for the Balance of the Fiscal Year (Six Months)			Updated Outlook Fiscal 2023
Diluted EPS, as reported (GAAP)	$2.29	$1.97	—	$2.64	$4.26	—	$4.93
Acquisition-related expenses, net of tax	0.12	—	—	—	0.12	—	0.12
EPA compliance costs, net of tax	0.82	0.10	—	0.08	0.92	—	0.90
Restructuring charges, net of tax	0.20	1.22	—	1.01	1.42	—	1.21
Subtotal	3.42	3.30	—	3.74	6.72	—	7.16
Amortization of intangible assets, net of tax	0.33	0.36	—	0.34	0.69	—	0.67
Non-cash share-based compensation, net of tax	0.93	0.66	—	0.64	1.59	—	1.57
Adjusted diluted EPS (non-GAAP)	$4.69	$4.31	—	$4.71	$9.00	—	$9.40

Reconciliation of Non-GAAP Financial Measures - Updated Fiscal 2023 Outlook for Effective Tax Rate (GAAP) to Adjusted Effective Tax Rate (Non-GAAP) (3) (6) (Unaudited)

Consolidated & Core Business	Six Months Ended August 31, 2022	Outlook for the Balance of the Fiscal Year (Six Months)			Updated Outlook Fiscal 2023
Effective tax rate, as reported (GAAP)	18.2%	18.7%	—	17.7%	18.4%	—	17.9%
Acquisition-related expenses	(0.5)%	—%	—	—%	(0.3)%	—	(0.2)%
EPA compliance costs	(3.5)%	(0.4)%	—	(0.1)%	(2.1)%	—	(1.7)%
Restructuring charges	(0.9)%	(4.4)%	—	(1.8)%	(3.1)%	—	(2.2)%
Subtotal	13.3%	13.9%	—	15.8%	12.9%	—	13.8%
Amortization of intangible assets	(0.3)%	(0.2)%	—	(0.2)%	(0.1)%	—	(0.1)%
Non-cash share-based compensation	(1.0)%	(0.6)%	—	(0.6)%	(0.3)%	—	(0.2)%
Adjusted effective tax rate (non-GAAP)	12.0%	13.1%	—	15.0%	12.5%	—	13.5%

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release
(1)Organic business refers to net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, excluding the impact that foreign currency remeasurement had on reported net sales revenue. Net sales revenue from internally developed brands or product lines is considered Organic business activity.
(2)The three and six month periods ended August 31, 2022 include operating results from Osprey, which was acquired on December 29, 2021, and approximately thirteen and nineteen weeks of operating results from Curlsmith, respectively, which was acquired on April 22, 2022.
(3)The Company defines Core business as strategic business that it expects to be an ongoing part of its operations, and Non-Core business as business or net assets (including net assets held for sale) that it expects to divest within a year of its designation as Non-Core.
(4)Leadership Brand net sales consists of revenue from the OXO, Hydro Flask, Osprey, Vicks, Braun, Honeywell, PUR, Hot Tools and Drybar brands.
(5)Online channel net sales revenue includes direct to consumer online net sales, net sales to retail customers fulfilling end-consumer online orders and net sales to pure-play online retailers.
(6)This press release contains non-GAAP financial measures. Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Core Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted EPS, Core and Non-Core Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, and Free Cash Flow ("Non-GAAP Financial Measures") that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges and benefits on applicable income, margin and earnings per share measures. The Company also believes that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. The Company further believes that including the excluded charges and benefits would not accurately reflect the underlying performance of the Company’s operations for the period in which the charges and benefits are incurred, even though such charges and benefits may be incurred and reflected in the Company’s GAAP financial results in the near future. The material limitation associated with the use of the non-GAAP measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.
(7)Charges incurred in conjunction with EPA packaging compliance for certain products in the air filtration, water filtration and humidification categories within the Health & Wellness segment.
(8)Acquisition-related expenses associated with the definitive agreements to acquire Osprey and Curlsmith included in SG&A for the three and six month periods ended August 31, 2022.
(9)Amortization of intangible assets.
(10)Non-cash share-based compensation.
(11)Charges incurred in connection with the Company’s current restructuring plan, Project Pegasus, and its prior restructuring plan, Project Refuel, which was completed during the fourth quarter of fiscal 2022.
(12)Accounts receivable turnover, inventory turnover and return on average equity computations use 12 month trailing net sales revenue, cost of goods sold or net income components as required by the particular measure. The current and four prior quarters' ending balances of trade accounts receivable, inventory and equity are used for the purposes of computing the average balance component as required by the particular measure.